Exhibit 10.2

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of March ___, 2013 among AV HOMES, INC. (formerly known as Avatar Holdings Inc.) (the “Company”), AVATAR PROPERTIES INC. ("Avatar"), and Carl Mulac (“Executive”).

RECITALS

A.	The Company and Avatar previously entered into that certain Amended and Restated Employment Agreement dated September 29, 2011 (the "Agreement").

B.	The Company and Executive now wish to amend the Agreement to change the 100% target bonus with 60% target bonus.

C.
The Company and Executive now wish to amend the Agreement to remove certain performance vested restricted shares in consideration for the grant of certain restricted shares pursuant to Executive's 2013 Incentive Compensation Plan (the "New Shares").

D.	The Company and Executive agree that the time-based restricted stock awards shall remain with no changes or amendments.

AGREEMENT

Accordingly, Avatar, Executive and the Company in consideration of the grant of the New Shares hereby agree as follows:

1.	The first sentence of Section 3(b) of the Agreement is amended to replace a 100% target bonus with a 60% target bonus as follows with the remainder of Section 3 unchanged:

3.            Compensation.

  (b)           Annual Target Bonus.  For each fiscal year of the Company that ends during the Term, Executive shall be eligible to receive a bonus, which shall be targeted at 60% of Base Salary (the "Target Bonus").

2.	Section 4(a) of the Agreement is replace in its entirety with the following with the remainder of Section 4 unchanged:

4.            Equity.

  (a)            Grant of Restricted Stock.  All unvested stock awards under the Original Agreement shall be terminated as of the Effective Date.  Effective as of the Effective Date, the Company shall grant to Executive an award (the "Restricted Stock Award") of 36,000 restricted shares of the Company's common stock ("Common Stock").  The Restricted Stock Award shall be governed by the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the "CAP Plan"), the award agreement that the Company and Executive shall enter into as of the date of the grant ("Award Agreement"), this Section 4, and Section 7 below.  The Restricted Stock shall vest so long as Executive remains continuously employed through each applicable December 31, as follows:

  (i)           9,000 shares on December 31, 2011;

  (ii)          9,000 shares on December 31, 2012;

  (iii)         9,000 shares on December 31, 2013;

  (iii)         9,000 shares on December 31, 2014.

[Remainder of Page Intentionally Left Blank]

This undersigned have duly executed and delivered this Amendment as of the date first set forth above.

AV HOMES, INC.:

Roger A. Cregg
President and CEO

AVATAR PROPERTIES, INC.:

Roger A. Cregg
President and CEO

EXECUTIVE:

Joseph Carl Mulac, III

[Signature Page to First Amendment to Amended and Restated Employment Agreement]